SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – January 7, 2005
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
 (Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY (Address of principal executive offices)		07962-2497 (Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 7, 2005, Honeywell International Inc. (Honeywell) announced that Robert J. Gillette has been appointed President and CEO of Honeywell Aerospace, effective immediately. Honeywell also announced that Robert D. Johnson plans to retire in January of 2006, and will serve as the Non-executive Chairman of Honeywell Aerospace during 2005 to facilitate an orderly leadership succession.

Mr. Johnson’s annual incentive compensation target for work performed in 2005 has been reduced from one-hundred percent (100%) to fifty percent (50%) of his base salary in light of the changed nature of his role.

Under Honeywell’s Growth Plan (a long-term, cash-based compensation program), fifty percent (50%) of earned awards for the two-year performance period January 1, 2003 – December 31, 2004 will be paid to participants in the first quarter of 2005, with the remaining fifty percent (50%) to be paid one year later, provided that participants are employed by Honeywell on the payment date.  In recognition of his willingness to facilitate an orderly leadership succession, Mr. Johnson will be entitled to receive the cash award payable in the first quarter of 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2005	Honeywell International Inc.

By: /s/ Thomas F. Larkins Thomas F. Larkins Vice President, Corporate Secretary and Deputy General Counsel